UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington D.C., 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): April 20, 2016

Owens Corning

(Exact Name of Registrant as Specified in its Charter)

Commission File Number: 1-33100

Delaware	43-2109021
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

One Owens Corning Parkway

Toledo, OH 43659

(Address of Principal Executive Offices, Including Zip Code)

419-248-8000

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On November 13, 2015, Owens Corning (the “Company”) filed a current report on Form 8-K disclosing that the Company and certain of its subsidiaries entered into the Amended and Restated Credit Agreement (the “Restated Credit Agreement”), which was further amended on March 22, 2016 pursuant to the First Amendment to the Restated Credit Agreement (the “First Amendment”). The Restated Credit Agreement amended and restated the Credit Agreement dated as of May 26, 2010, by and among the Company, certain of its subsidiaries, the lenders signatory thereto and Wells Fargo Bank, National Association, as Administrative Agent (as amended prior to the date of the Restated Credit Agreement, the “Prior Credit Agreement”). The Company disclosed that the Restated Credit Agreement amended the credit facility contemplated by the Prior Credit Agreement to provide for, among other things, the following: (i) the extension of the maturity date from November 19, 2018 to November 13, 2020, and (ii) an increase in the uncommitted incremental loans that are permitted under the facility from $200 million to $600 million (the “Incremental Facility”).

On April 20, 2016, pursuant to the First Amendment, the Company borrowed $300 million of term loans (the “Incremental Term Loans”) under the Incremental Facility to fund the $450 million acquisition of InterWrap, a leading manufacturer of roofing underlayment and packaging materials. The terms of the Incremental Term Loans are governed by the Restated Credit Agreement, as amended by the First Amendment. The Company is required to make quarterly principal payments on the Incremental Term Loans commencing in September 2016 in an amount ranging from 1.25% to 2.50% of the initial principal balance of the Incremental Term Loans. The maturity date for the remaining balance of the Incremental Term Loans is November 13, 2020.

The foregoing description is qualified in its entirety by reference to the First Amendment, a copy of which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Item 8.01.	Other Events.

On April 21, 2016, the Company issued a press release announcing that the Company completed its acquisition of InterWrap. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1	First Amendment to the Amended and Restated Credit Agreement, dated as of March 22, 2016, by and among the Company, certain of its subsidiaries, the lenders signatory thereto and Wells Fargo Bank, National Association, as Administrative Agent.

99.1	Press Release, dated as of April 21, 2016.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Owens Corning

Date: April 21, 2016	By:	/s/ Raj Dave
	Name:	Raj Dave
	Title:	Vice President and Assistant Secretary

EXHIBIT INDEX

Exhibit No.	Description

10.1	First Amendment to the Amended and Restated Credit Agreement, dated as of March 22, 2016, by and among the Company, certain of its subsidiaries, the lenders signatory thereto and Wells Fargo Bank, National Association, as Administrative Agent.

99.1	Press Release, dated as of April 21, 2016.